AMENDMENT NO. 3 TO AND CONSENT AND WAIVER UNDER

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS AMENDMENT NO. 3 TO AND CONSENT AND WAIVER UNDER SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment No. 3") is made this 13th day of December, 1999 by and among PENN NATIONAL GAMING, INC., a Pennsylvania corporation ("Borrower"); FIRST UNION NATIONAL BANK, a national banking association (for itself and in its capacity as agent hereunder, "Agent"); and the banks signatory to this Amendment No. 3 (together with the Agent, each individually a "Bank" and individually and collectively, the "Banks").

                                   BACKGROUND

                  Borrower and Banks entered into a Second Amended and Restated Credit Agreement dated January 28, 1999, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement and Joinder of Subsidiary Guarantor dated July 22, 1999 and Amendment No. 2 to and Consent under Second Amended and Restated Credit Agreement dated July 29, 1999 (as amended hereby and as may be further amended from time to time, the "Credit Agreement") for the purposes of providing a revolving credit facility, for the financing of a loan from Borrower to FR Park Racing L.P., the refinancing of certain existing indebtedness of Borrower, the issuance of letters of credit for the benefit of Borrower, and for the working capital needs and general corporate purposes of the Borrower.

                           Borrower has  informed  Agent and Banks of the intent
of Penn National Gaming of West Virginia, Inc.

("PNGWV"), a subsidiary of Borrower, to enter into a three year senior secured multiple draw term credit facility (the "Bank of America Facility") in the original principal amount of $20,000,000 with Bank of America, N.A., as Administrative Agent ("BA"), and lenders to be determined. The Bank of America Facility will be used solely to finance or refinance the purchase by Borrower and/or PNGWV of gaming equipment through: (i) the refinancing of the Term Loan under the Credit Agreement and (ii) the payment of the purchase price for additional gaming equipment and gaming-related fixtures and furniture for use at the Charles Town Race Track, together with related construction and improvements. The obligations of PNGWV under the Bank of America Facility will be: (i) guaranteed by the Borrower, under a guaranty of payment in favor of BA, for the benefit of lenders under the Bank of America Facility (the "Bank of America Guaranty") and (ii) secured by a grant to BA, for the benefit of all lenders under the Bank of America Facility of: (A) a first priority security interest in all gaming equipment and gaming-related fixtures and furniture located at the Charles Town Race Track, including without limitation the Charles Town Video Lottery Terminals (the "West Virginia Assets"), and (B) a pledge of PNGWV's lessor interest under the operating lease (the "West Virginia Lease") of such gaming equipment to the Charles Town Joint Venture,

                  For approximately $200,000,000 Borrower, through a Mississippi subsidiary, will acquire the operating assets and operations of Casino Magic Bay St. Louis and Boomtown Casino in Biloxi. The price is subject to adjustment. The assets include approximately 590 acres of land in Bay St. Louis, Mississippi. Contained thereon is a casino, 200 room hotel, 18 hole golf course, river park and marina. Boomtown is a leasehold interest improved with approximately 33,000 square feet of casino space, a theatre, restaurants and other amenities. These facilities are currently licensed and operated by Hollywood Park, Inc. Borrower will pay a $5,000,000 deposit for such transaction (collectively the "Hollywood Park Transaction").

                  Borrower and Banks have agreed to make certain amendments to the Credit Agreement, and Banks have agreed to permit Borrower to enter into the Bank of America Facility, all as set forth herein and subject to the terms and conditions hereof.

                  In consideration of the foregoing and the premises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                           Definitions

     General Rule. Unless otherwise defined herein, terms used herein which are defined in the Credit ------------ Agreement shall have the meanings assigned to them in the Credit Agreement.

     Additional  Definitions.  The  following  definitions  are hereby  added to
Section 10 of the Credit ---------------------- Agreement to read in their entirety as follows:
     "Amendment No. 3" means the Amendment No. 3 to and Consent and Waiver under Second Amended and --------------- Restated Credit Agreement by and among Borrowers and Banks dated December 13, 1999.

     "Amendment No. 3 Effective Date" means the date on which the conditions set forth in Paragraph 5 ------------------------------ of Amendment No. 3 have been satisfied.

                           "Bank  of  America  Security   Agreement"  means  the
                  Security Agreement dated the date hereof by Penn National Gaming of West Virginia, Inc. in favor of Bank of America, N.A, as administrative agent for the benefit of the lenders under the Bank of America Term Loan Agreement.

                           "Bank of  America  Term  Loan  Agreement"  means  the
                  Senior Secured Multiple Draw Term Loan Agreement dated the date hereof by and among Penn National Gaming of West Virginia, Inc., as borrower; Borrower, as guarantor; the lenders referred to therein and Bank of America, N.A, as administrative agent.

     "Hollywood   Park   Transaction"   shall   have  the   meaning   set  forth
-------------------------- in the recitals of Amendment No. 3.

     Amended Definition. The following definition found in Section 10 of the Credit Agreement is hereby amended ------------------ and restated in its entirety

                           "Asset  Sale" shall mean any sale,  transfer or other
                  disposition by the Borrower or any Credit Party to any Person (including by-way-of redemption of such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) if: (i) such asset constitutes Collateral under (and as defined in) the Security Agreement or Collateral under (and as defined in) the Pledge Agreement and (ii) such asset does not constitute Collateral under the Bank of America Security
                  Agreement. The term "Asset Sale" shall not include sales of assets permitted pursuant to Sections 8.02(v) (sales of inventory in the ordinary course), (vi) (sales of obsolete items), (vii) (certain leases) or (viii) (certain licenses) hereof.

 . Acknowledgment by Banks. On the Amendment No. 3 Effective Date, Banks acknowledge:
                           -----------------------

     That the $5,000,000 deposit required under the Hollywood Park Transaction to be paid on or before December 15, 1999 may be borrowed under the Revolving Loans Commitment.

     That the Borrowers may sell the Premises (as defined in the Agreement of Sale for Real Estate dated September 20, 1999 by and between The Downs Racing, Inc. and Chester M. Burns, Trustee for Chester E. Burns Trust, the "Burns Agreement") as provided in the Burns Agreement for $154,000, and further that no mandatory prepayment under the Credit Agreement shall be required in connection with such Transaction.

                           Consents, Waivers and Amendments.
                           --------------------------------

                                    The  security  PNGWV  will  grant  to  BA to
secure the Bank of America Facility on the West Virginia

Assets will include a Lien on assets with a value exceeding $250,000, and because such security extends beyond a Lien on the West Virginia Assets to include an assignment of PNGWV's rights under the West Virginia Lease, BA's Lien on the West Virginia Assets is not permitted by the exception set forth in
Section 8.01(viii) of the Credit Agreement and is not otherwise permitted by the Credit Agreement. Banks hereby consent to PNGWV's grant of a security interest to BA in the West Virginia Assets.

     BA's Lien on the West Virginia Assets is not permitted by the exception set forth in Section 8.01(viii) of the Credit Agreement, and therefore, by cross-reference, the West Virginia Indebtedness is not purchase money indebtedness permitted by Section 8.04(iv) of the Credit Agreement. Banks hereby consent to the Borrower's incurrence of the West Virginia Indebtedness.

                                    The security  PNGWV will grant to BA for the
West Virginia Assets (including without limitation the

Charles Town Video Lottery Terminals) is broader than a Lien on the West Virginia Assets and includes, inter alia, an assignment of PNGWV's rights under the West Virginia Lease, BA's Lien on the Charles Town Video Lottery Terminals is not permitted by the exceptions set forth in Section 8.01(xiv) of the Credit Agreement and is not otherwise permitted by the Credit Agreement. Banks hereby consent to Borrower's grant of a Lien and negative pledge to BA on the Charles Town Video Lottery Terminals to the extent set forth in the documents evidencing the Bank of America Facility as in effect on the date of this Amendment No. 3.

     PNGWV's pledge to BA of its lessor interest under the West Virginia Lease is not permitted due to Section 8.01 of the Credit Agreement. Banks hereby consent to PNGWV's pledge of its rights under the West Virginia Lease to BA.

                                    The sale of the Charles  Town Video  Lottery
Terminals must be in compliance with Sections 8.02 and

8.06 of the Credit Agreement. Banks hereby consent to the Borrower's sale of the Charles Town Video Lottery Terminals to PNGWV free and clear of any liens; provided, however, that Borrower complies with the provisions of Sections 8.02(x) and (y) of the Credit Agreement and Section 8.06 of the Credit Agreement.

     . Sections 8.04 and 8.16 of the Credit Agreement prohibit the Borrower from entering into the Bank of America Guaranty. Banks hereby consent to Borrower's entering into the Bank of America Guaranty.

     Banks hereby waive any mandatory prepayment which may be due to Banks under Sections 3.03(b) or (c) of the Credit Agreement in connection with Borrower's entering into the Bank of America Facility or the West Virginia Lease or the Borrower's sale of the Charles Town Video Lottery Terminals to PNGWV, respectively.

     Section 8.07 of the Credit Agreement (Leases) is hereby amended so that the final word in the section is "$1,600,000" instead of "$1,400,000."

     Section 8.08 of the Credit Agreement (Capital Expenditures) is hereby amended so that the penultimate word in clause (a)(x) is "$10,000,000" and not "$9,000,000"; and pursuant to clause (a)(y) of Section 8.08 of the Credit Agreement, the Required Banks hereby approve $17,000,000 as permitted Capital Expenditures for the fiscal year 2000.

     a. The Banks hereby acknowledge that borrowings under the Revolving Credit Commitment may be used by the Borrowers to finance deposits for acquisitions of assets.

     1. Representations and Warranties. Borrowers hereby represent and warrant to Banks as follows: ------------------------------

     a. Representations. The representations and warranties set forth in Section 6 of the Credit --------------- Agreement are true and correct in all material respects as of the date hereof; there is no Event of Default or Default under the Credit Agreement, as amended hereby; and there has been no material adverse change in the financial condition or business of Borrower or any Subsidiary from the date on which Borrower last delivered financial statements to Banks.

     b. Power and Authority. Borrower and each Subsidiary has the power and authority under the laws of
                                    -------------------
each of their states of incorporation or formation and under their articles or certificates of incorporation and bylaws or other formation documents or other formation documents to enter into and perform this Amendment No. 3 and the other documents and agreements required hereunder (collectively, the "Amendment Documents"); all actions (corporate or otherwise) necessary or appropriate for the execution and performance by Borrower and each Subsidiary of the Amendment Documents have been taken; and the Amendment Documents and the Credit Agreement, as amended, each constitute the valid and binding obligations of Borrower and each Subsidiary, enforceable in accordance with their respective terms.

     c. No Violations of Law or Agreements. The making and performance of the Amendment Documents by ---------------------------------- Borrower and each Subsidiary will not (i) violate any provisions of any law or regulation, federal, state or local, or the articles or certificates of incorporation or bylaws or other formation documents of any Borrower or Subsidiary or (ii) result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which any Borrower or Subsidiary or its property may be bound.

                  2. Conditions to Effectiveness of Amendment. This Amendment No. 3 shall be effective upon Agent's receipt of
                           ----------------------------------------
the following, each in form and substance satisfactory to Agent:

                           a.       Amendment No. 3.  This Amendment No. 3
duly executed by Borrower, Agent, Banks and Subsidiary
                                    ---------------
Guarantors.

                           b.      Bank of America Facility; Security Documents.
  (i) An executed copy of the Bank of America
                                    --------------------------------------------
Facility; (ii) an executed copy of the security agreement to be entered into by PNGWV in favor of BA (the "BA Security Agreement"); and (iii) copies of all UCC-1 financing statements to be filed by BA to perfect the security interest granted to it under the BA Security Agreement.

                           c.       Opinion Letter.   An opinion letter from
 counsel to Borrower, which may be addressed to BA, but on
                                    --------------
which Agent and Banks may rely, which includes an opinion, in form and substance satisfactory to Agent, that the terms of the Bank of America Facility do not conflict with, or constitute a default under, the Senior Note Indenture, the Senior Notes, or any document in connection therewith.

                           d.       Payoff of Term Loan.   Payment in full of
the Obligations outstanding under the Term Loan pursuant
                                    -------------------
to the payoff letter dated December 10, 1999 from the Agent to the Borrower (the "Payoff Letter").
                                      192

                           e.       Waiver Fee.  Payment of a  waiver fee for
the benefit of Banks of one-eighth of one percent (1/8%)
                                    ----------
of each Bank's Commitment, to be shared between the Banks on a pro rata basis.

                           f.       Other Documents.  Such additional documents
 as Agent may reasonably request.
                                    ---------------

                  3. Limited Release of Banks' and First Union's Security Interest. Upon the effectiveness of this Amendment and the receipt by the Agent of all amounts due pursuant to the Payoff Letter: (i) First Union will release, relinquish and no longer claim to hold a security interest in or a lien on the Charles Town Video Lottery Terminals and all of the Security Agreement Term Loan Collateral; (ii) Agent and Banks will release, relinquish and not claim to hold a security interest in or a lien on any of the West Virginia Assets and (iii) Agent and First Union will deliver all documents reasonably requested by BA to evidence the payoff of the Term Loan and the release of First Union's security interest in the Charles Town Video Lottery Terminals, the other Security Agreement Term Loan Collateral, and the West Virginia Assets, which includes without limitation the equipment listed on Schedules 1.1 and 1.2 attached hereto.

                  4. Affirmations. Borrower hereby: (i) affirms all the provisions of the Credit Agreement, Security Agreement,
                           ------------
     Pledge Agreement and Contribution and Indemnification Agreement, as amended or modified by this Amendment No. 3 (including without limitation Paragraph 6 hereof), and (ii) agrees that the terms and conditions of the Credit Agreement, Security Agreement, Pledge Agreement and Contribution and Indemnification Agreement shall continue in full force and effect as modified, supplemented or amended by this Amendment No. 3 (including without limitation Paragraph 6 hereof).

                  5.       Miscellaneous.
                           -------------

     a. Borrower agrees to pay or reimburse Agent for all reasonable fees and expenses (including without limitation reasonable fees and expenses of counsel) incurred by Agent in connection with the preparation, execution and delivery of this Amendment No. 3.

     b. This Amendment No. 3 shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     c. All terms and provisions of this Amendment No. 3 shall be for the benefit of and be binding upon and enforceable by the respective successors and assigns of the parties hereto.

     d. This Amendment No. 3 may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document and each such counterpart shall be deemed an original.

     e. Except as expressly set forth herein, neither the execution, delivery and performance of this Amendment No. 3, any of the Banks' consents or waivers set forth herein, nor anything contained herein shall be construed as or shall operate as a consent to or waiver of any further provision of, or any right, power or remedy of Banks under the Credit

Agreement and the agreements and documents executed in connection therewith. The consents and waivers granted hereby are limited to the matters set forth herein.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Amendment No. 3 the day and year first above written.

                                            PENN NATIONAL GAMING, INC.

                    By:      _/s/Robert S. Ippolito______________________
                    Name: Robert S. Ippolito

 Title: Chief Financial Officer

                    FIRST UNION NATIONAL BANK, as Agent

                    By:      _/s/Lynn b. Eagleson__________________________
                             Name: Lynn B. Eagleson
                             Title: Vice President


                    SUMMIT BANK

                    By:      _/s/Scott A. Wickel_________________________
                             Name: Scott A. Wickel

                         Title: Regional Vice President

Accepted and Agreed:
-------------------

MOUNTAINVIEW THOROUGHBRED
RACING ASSOCIATION, as a Subsidiary
Guarantor

By:      _/s/Robert S. Ippolito__________________________
         Name: Robert S. Ippolito
         Title: Secretary/Treasurer





                             [EXECUTIONS CONTINUED]

PENNSYLVANIA NATIONAL TURF
CLUB, INC., as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito__________________________
         Name: Robert S. Ippolito
         Title: Secretary


PENN NATIONAL SPEEDWAY,
INC., as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito__________________________
         Name: Robert S. Ippolito
         Title: Secretary


STERLING AVIATION, INC.,
as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito__________________________
         Name: Robert S. Ippolito
          Title: Secretary

PENN NATIONAL HOLDING
COMPANY, as a Subsidiary
Guarantor

By:      _/s/Robert S. Ippolito__________________________
         Name: Robert S. Ippolito
         Title: Secretary


PENN NATIONAL GAMING OF WEST
VIRGINIA, INC., as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito__________________________
         Name: Robert S. Ippolito
                  Title: Secretary

                             [EXECUTIONS CONTINUED]

PNGI POCONO, INC.,
as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito__________________________
         Name: Robert S. Ippolito
          Title: Secretary/Treasurer

TENNESSEE DOWNS, INC.,
as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito__________________________
         Name: Robert S. Ippolito
          Title: Secretary

THE DOWNS RACING, INC.,
as a Subsidiary Guarantor

By:      /s/Joseph A. Lashinger_______________________
         Name: Joseph A. Lashinger
         Title:


NORTHEAST CONCESSIONS, INC.,
as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito__________________________
         Name: Robert S. Ippolito
          Title: Secretary

BACKSIDE, INC.,
as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito__________________________
         Name: Robert S. Ippolito
          Title: Secretary

                             [EXECUTIONS CONTINUED]

MILL CREEK LAND, INC.,
as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito__________________________
         Name: Robert S. Ippolito
          Title: Assistant Secretary

WILKES BARRE DOWNS, INC.,
as a Subsidiary Guarantor

By:      /s/ Robert E. Abraham_______________________
         Name: Robert E. Abraham
         Title: President


PENN NATIONAL GSFR, INC.,
as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito__________________________
         Name: Robert S. Ippolito
          Title: Secretary